Exhibit 99.1

Zyla Life Sciences Reports Fourth Quarter and Full Year 2019 Financial Results

-- $81.3 million in 2019 net product sales in line with guidance--

-- Fourth quarter 2019 net product sales grew to $19.3 million, an increase of 227% over the 2018 fourth quarter, due to the expanded product portfolio--

--From April 1 through December 31, 2019, the company was cash flow positive—

--2019 net income of $60.6 million driven by reorganization items—

--Positive adjusted EBITDA of $9.4 million for 2019--

Wayne, Penn –March 27, 2020 – Zyla Life Sciences (OTCQX: ZCOR) (“Zyla” or the “Company”), a commercial-stage life sciences company, today reported financial results for the fourth quarter and full year ended December 31, 2019, including net sales from commercial products: SPRIX® (ketorolac tromethamine) Nasal Spray, VIVLODEX® (meloxicam), ZORVOLEX® (diclofenac)), INDOCIN® (indomethacin) suppositories, INDOCIN® oral suspension and OXAYDO® (oxycodone HCI, USP) tablets for oral use only –CII.

“We more than doubled net product sales in the fourth quarter 2019 compared to the fourth quarter 2018 with our expanded product portfolio while reducing expenses and met our projections for the full year with $81.3 million in net product sales,” said Todd Smith, president, chief executive officer (CEO) and director of Zyla. “We believe that these promising fourth quarter results reinforce the rationale for our recently announced proposed merger with Assertio Therapeutics. With our strong revenue-generating portfolio and Assertio’s complementary portfolio and cash position, together the proposed combined company should be well positioned to be a leading specialty pharmaceutical company focused on commercial excellence and growth.”

2019 and Recent Highlights

•	Announced merger with Assertio Therapeutics on March 16, 2020 and created integration team to work toward proposed second quarter close;
•	Had $81.3 million in 2019 net product sales in line with guidance;
•	Cash flow positive from April 1 through December 31, 2019;
•	Achieved positive adjusted EBITDA for 2019 with net income of $60.6 million;
•	Appointed Todd Smith CEO, president and director of Zyla in October 2019; and
•	Acquired Iroko products in January 2019 in connection with a financial restructuring.

2019 Fourth Quarter and Full-Year Financial Results

•	Cash Position: As of December 31, 2019, Zyla had cash and restricted cash totaling $12.4 million.
•	Net Product Sales: Net product sales increased $50.9 million to $81.3 million for the year ended December 31, 2019 compared to $30.4 million for the year ended December 31, 2018. Net product sales were $19.3 million for the three months ended December 31, 2019 compared to $8.5 for the same period in 2018. The increase was largely due to the addition of the acquired Iroko products at the end of January 2019.

•	Cost of Sales (excluding amortization of product rights): Cost of sales was $41.1 million for the year ended December 31, 2019 compared to $7.4 million for the year ended December 31, 2018. The cost of sales for the fourth quarter 2019 was $3.5 million compared to $2.0 million for the same period in 2019. The increase was driven by higher product sales as a result of the new products acquired at the end of January 2019 and the revaluation of inventory in connection with the restructuring.
•	G&A Expenses: General and administrative expenses were $27.7 million for the year ended December 31, 2019 compared to $24.1 million for the year ended December 31, 2018. The general and administration expenses were $5.5 million for the three months ended December 31, 2019 compared to $4.8 million for the same period in 2018. The increase in general and administrative expenses in 2019 compared to 2018 was primarily attributable to $2.1 million of higher stock compensation expense, $1.2 million of higher intellectual property and related costs, and $1.5 million of higher legal, accounting, tax and insurance costs, partially offset by lower salary and related costs.
•	S&M Expenses: Sales and marketing expenses were $35.3 million for year ended December 31, 2019 compared to $33.7 million for the year ended December 31, 2018. The sales and marketing expenses were $9.0 million for the three months ended December 31, 2019 compared to $7.7 million for the same period in 2018. The increase was primarily due to higher spending for consultants and marketing programs to support our Iroko acquired products of $1.0 million and $0.8 million, respectively, partially offset by lower employee compensation and related costs, including travel and fleet expenses, of $0.5 million.
•	R&D Expenses: Research and development expenses were essentially zero for the year and the three months ended December 31, 2019 compared to $3.5 million for the year and just under $0.3 million for the three months ended December 31, 2018. This decrease from 2018 to 2019 was driven by a discontinuation of R&D programs that did not directly support the growth of Zyla’s commercial business.
•	Restructuring and Other Charges: The restructuring charges for the year ended December 31, 2019 were $2.7 million which reflect costs of severance payments related to the reduction of executive officers and a reduction in force in our Denmark facility in January 2019. This amount was significantly less than the $17.0 million for the full year 2018 which reflected costs related to the discontinuation of ARYMO ER of $8.2 million and a termination payment to Halo Pharmaceuticals of $3.1 million, and legal and other professional fees of $5.8 million. The restructuring and other charges during the three months ended December 31, 2019 were $1.3 million compared to $3.2 million for the three months ended December 31, 2018.
•	Interest Expense: Interest expense was $13.3 million for the year ended December 31, 2019 compared to $41.3 million for the year ended December 31, 2018. Interest expense for the three months ended December 31, 2019 was $3.8 million compared to $1.0 million for the same period ended December 31, 2018. The interest expense for the 2019 full year includes non-cash interest and amortization of debt discount totaling $6.1 million. The interest expense for the full year ended December 31, 2018 includes non-cash interest and amortization of debt discount totaling $38.3 million

•	Other Gain: Other gain was $3.5 million for the year ended December 31, 2019 compared to less than $0.1 million for the year ended December 31, 2018.
•	Net Loss: Net income for the year ended December 31, 2019 was $60.6 million compared to a net loss of $95.5 million for the year ended December 31, 2018. The net loss for the quarter ended December 31, 2019 was $6.2 million compared to $19.9 million for the fourth quarter 2018.

Earnings Conference Call Information

Zyla's management will host a conference call to discuss the fourth quarter 2019 financial results today:

Date:	March 27, 2019
Time:	8:30 a.m. EST
Webcast (live and archive):	zyla.com (Events & Webcasts, Investor page)
Dial-in numbers:	1-888-346-2615 (domestic)
1-412-902-4253 (international)
Replay numbers:	1-877-344-7529 (domestic)
1-412-317-0088 (international)
Conference number:	10140169

Note Regarding Use of Non-GAAP Financial Measures

Zyla provides non-GAAP adjusted EBITDA or earnings before interest, taxes, depreciation and amortization as a financial measure. Zyla believes that this non-GAAP financial measure, when considered together with the GAAP figures, can enhance an overall understanding of Zyla's financial performance. The non-GAAP financial measure is included with the intent of providing investors with a more complete understanding of operational results and trends. In addition, this non-GAAP financial measure is among the indicators Zyla's management uses for planning and forecasting purposes and measuring the company's performance. It should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. This non-GAAP financial measure may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies.

Proposed Merger

On March 16, 2020 Assertio Therapeutics and Zyla announced that they have entered into a definitive merger agreement. The boards of directors of both companies have approved the Merger and the Agreement. The Merger is currently expected to close in the second quarter of 2020, subject to approval by Assertio stockholders and by Zyla stockholders and the satisfaction of other customary closing conditions. Additional details can be found in Assertio's and Zyla's respective Current Reports of Form 8-K filed with the Securities and Exchange Commission on March 17, 2020.

About Zyla Life Sciences

Zyla Life Sciences is a business committed to bringing important products to patients and healthcare providers. Zyla is focused on marketing its portfolio of medicines for pain and inflammation. The company portfolio includes six products: SPRIX® (ketorolac tromethamine) Nasal Spray, ZORVOLEX® (diclofenac), VIVLODEX® (meloxicam), INDOCIN® (indomethacin) suppositories, INDOCIN® oral suspension and OXAYDO® (oxycodone HCI, USP) tablets for oral use only —CII.

For full prescribing information, boxed warnings and medication guides, please visit the following sites for each product: sprix.com, vivlodex.com, zorvolex.com and oxaydo.com. Prescribing information, the boxed warning and medication guide for INDOCIN suppositories and oral suspension can be found at dailymed.nlm.nih.gov.

Safe Harbor

Statements included in this press release that are not historical in nature and contain the words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "predict," "project," "suggest," "target," "potential," "will," "would," "could," "should," "continue," "look forward to" and other similar expressions are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current expectations and are subject to known and unknown uncertainties and risks. Actual results could differ materially from those discussed due to a number of factors, including, but not limited to: our ability to continue as a going concern; the impact of our bankruptcy on our business going forward, including with regard to relationships with vendors and customers, employee attrition, and the costs and expenses resulting from our bankruptcy; the impact of our acquisition of five products from Iroko Pharmaceuticals, Inc., including our assumption of related liabilities, potential exposure to successor liability and credit risk of Iroko and its affiliates; our estimates regarding expenses, future revenues, capital requirements and needs for additional financing; our current and future indebtedness; our ability to maintain compliance with the covenants in our debt documents; the level of commercial success of our products; coverage of our products by payors and pharmacy benefit managers; our ability to execute on our sales and marketing strategy, including developing relationships with customers, physicians, payors and other constituencies; the rate and degree of market acceptance of any of our products; the success of competing products that are or become available; the entry of any generic products for any of our products, or any delay in or inability to reformulate SPRIX; recently enacted and future legislation and regulations regarding the healthcare system; the accuracy of our estimates of the size and characteristics of the potential markets for our products and our ability to serve those markets; our failure to recruit or retain key personnel, including our executive officers; obtaining and maintaining intellectual property protection for our products; our ability to operate our business without infringing the intellectual property rights of others; our ability to integrate and grow any businesses or products that we may acquire; the outcome of any litigation in which we are or may be involved; the risk that the conditions to the closing of the proposed merger with Assertio (the “Merger”) are not satisfied, including the risk that required stockholder approvals for the proposed Merger are not obtained; the occurrence of any event, change or other circumstances that either could give rise to the right to terminate the Agreement; the risk of litigation relating to the proposed Merger; uncertainties as to the timing of the consummation of the proposed transaction and the ability of each party to consummate the proposed Merger; risks related to disruption of management time from ongoing business operations due to the proposed Merger; unexpected costs, charges or expenses resulting from the proposed Merger; competitive responses to the proposed Merger and the impact of competitive services; certain restrictions during the pendency of the Merger that may impact our ability to pursue certain business opportunities or strategic transaction; potential adverse changes to business relationships resulting from the announcement or completion of the Merger; the combined company's ability to achieve the growth prospects and synergies expected from the Merger, as well as delays, challenges and expenses associated with integrating the combined company's existing businesses; negative effects of this announcement or the consummation of the proposed Merger on the market price our common stock, credit ratings and operating results; legislative, regulatory and economic developments, including changing business conditions in the industries in which we operate; the impact of disasters, acts of terrorism or global pandemics; general market conditions; and other risk factors set forth in Zyla's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the United States Securities and Exchange Commission (SEC) and in other filings Zyla makes with the SEC from time to time. While Zyla may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to update or revise any forward-looking-statements contained in this press release whether as a result of new information or future events, except as may be required by law.

No Offer or Solicitation

This communication relates to a proposed business combination involving Assertio and Zyla. The information in this communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed Merger. The proposed Merger will be submitted to Assertio's stockholders and Zyla's stockholders for their consideration. In connection with the proposed Merger, Assertio and Zyla intend to file a joint proxy statement (the "Joint Proxy Statement") in connection with the solicitation of proxies by Assertio and Zyla in connection with the proposed Merger. Assertio intends to file a registration statement on Form S-4 (the "Form S-4") with the SEC, in which the Joint Proxy Statement will be included as a prospectus. Assertio and Zyla also intend to file other relevant documents with the SEC regarding the proposed Merger. The definitive Joint Proxy Statement will be mailed to Assertio's stockholders and Zyla's stockholders when available. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER, INVESTORS AND STOCKHOLDERS OF ASSERTIO AND INVESTORS AND STOCKHOLDERS OF ZYLA ARE URGED TO READ THE DEFINITIVE REGISTRATION STATEMENT, INCLUDING THE JOINT PROXY STATEMENT, REGARDING THE PROPOSED MERGER (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

The Joint Proxy Statement, any amendments or supplements thereto and other relevant materials, and any other documents filed by Assertio or Zyla with the SEC, may be obtained once such documents are filed with the SEC free of charge at the SEC's website at www.sec.gov or free of charge from Assertio at www.assertiotx.com or by directing a request to Assertio's Investor Relations Department at investor@assertiotx.com or from Zyla at www.zyla.com or by directing a request to Zyla's Investor Relations Department at ir@zyla.com.

Participants in the Solicitation

Assertio, Zyla and certain of their respective executive officers, directors, other members of management and employees may, under the rules of the SEC, be deemed to be "participants" in the solicitation of proxies in connection with the proposed Merger. Information regarding Assertio's directors and executive officers is available in its Proxy Statement on Schedule 14A for its 2019 Annual Meeting of Stockholders, that was filed with the SEC on April 8, 2019 and in its Annual Report on Form 10-K for the year ended December 31, 2019, that was filed with the SEC on March 10, 2020. Information regarding Zyla's directors and executive officers is available in its Proxy Statement on Schedule 14A for its 2019 Annual Meeting of Stockholders, that was filed with the SEC on November 6, 2019. These documents may be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Joint Proxy Statement and other relevant materials relating to the proposed Merger to be filed with the SEC when they become available.

Media and Investor Contact:

E. Blair Clark-Schoeb

Email: ir@zyla.com

Consolidated Balance Sheets

(in thousands, except share and per share data)

	Successor	Predecessor
	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$11,965	$35,323
Marketable securities, available for sale	—	4,988
Accounts receivable, net	25,697	8,006
Inventory	9,049	2,639
Prepaid expenses and other current assets	4,102	2,715
Other receivables	815	846
Total current assets	51,628	54,517
Intangible assets, net	110,482	4,281
Restricted cash	400	400
Property and equipment, net	3,316	1,059
Right of use assets	2,672	—
Goodwill	58,747	—
Deposits and other assets	3,142	1,676
Total assets	$230,387	$61,933
Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$12,752	$8,561
Accrued expenses	50,357	24,584
Debt - current, net	8,177	—
Acquisition-related contingent consideration	3,500	—
Other current liabilities	985	—
Total current liabilities	75,771	33,145
Debt - non-current portion, net	91,710	—
Acquisition-related contingent consideration	14,400	—
Credit agreement	4,050	—
Other liabilities	2,065	560
Total liabilities not subject to compromise	187,996	33,705

Liabilities subject to compromise	—	139,588

Stockholders’ equity (deficit):
Predecessor common stock--$0.001 par value; 275,000,000 shares authorized; 56,547,101 shares issued and outstanding at December 31, 2018	—	55
Successor common stock--$0.001 par value; 100,000,000 shares authorized; 9,437,883 shares issued and outstanding at December 31, 2019	9	—
Additional paid-in capital	89,027	276,569
Accumulated other comprehensive (loss) income	(5)	869
Accumulated deficit	(46,640)	(388,853)
Total stockholders' equity (deficit)	42,391	(111,360)
Total liabilities and stockholders’ equity (deficit)	$230,387	$61,933

Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per share data)

	Successor	Predecessor
	Period from	Period from
	February 1, 2019	January 1, 2019
	through	through	Year ended
(in thousands)	December 31, 2019	January 31, 2019	December 31, 2018	Change
Revenue
Net product sales	$79,527	$1,775	$30,353	$50,949
Total revenue	79,527	1,775	30,353	50,949

Costs and Expenses
Cost of sales (excluding amortization of product rights)	40,553	554	7,447	33,660
Amortization of product rights	12,823	171	2,107	10,887
General and administrative	22,321	5,413	24,079	3,655
Sales and marketing	32,536	2,773	33,730	1,579
Research and development	22	186	3,536	(3,328)
Restructuring & other charges	1,920	799	17,043	(14,324)
Change in fair value of contingent consideration payable	4,983	—	—	4,983
Total costs and expenses	115,158	9,896	87,942	37,112
Loss from operations	(35,631)	(8,121)	(57,589)	13,837

Other (income) expense:
Change in fair value of warrant and derivative liability	—	—	(12,292)	12,292
Interest expense, net	13,353	(52)	41,280	(27,979)
Other gain	(3,337)	(140)	(144)	(3,333)
Loss (gain) on foreign currency exchange	—	—	(1)	1
Total other (income) expense	10,016	(192)	28,843	(19,019)
Reorganization items	993	(115,169)	9,022	(123,198)
Net (loss) income	$(46,640)	$107,240	$(95,454)	$156,054

Reconciliation of GAAP Net (Loss) Income to

Non-GAAP Adjusted EBITDA (Unaudited)

(in thousands, except share and per share data)

	Successor	Predecessor
	11 months ended	1 month ended	12 months ended
	December 31,	January 31,	December 31,
	2019	2019	2018
Net (Loss) Income (GAAP)	$(46,640)	$107,240	$(95,456)
Interest expense, net (a)	13,353	(52)	41,280
Provision for income tax expense (b)	-	-	-
Depreciation (c)	752	33	2,086
Amortization of product rights (d)	12,823	171	2,107
EBITDA (Non-GAAP)	$(19,712)	$107,392	$(49,983)
Adjustments
Reorganization Expense (Income) (e)	993	(115,169)	9,022
Change in fair value of contignent consideration (f)	4,983	-	-
Stock-based compensation expense (g)	2,238	4,125	3,973
Fair Value markup of Inventory (h)	25,301	-	-
Restructuring Expenses (i)	1,920	799	17,043
Other (gain) (j)	(3,337)	(140)	(144)
Adjusted EBITDA (Non-GAAP)	$12,386	$(2,993)	$(20,089)

a.	Interest expense is excluded because it is a non-operating expense and we believe this is a useful measure for investors because such exclusion facilitates comparison to peer companies who also provide similar non-GAAP disclosures and is reflective of how management internally manages the business.
b.	Income tax expense is excluded because it is a non-operating expense and we believe this is a useful measure for investors because such exclusion facilitates comparison to peer companies who also provide similar non-GAAP disclosures and is reflective of how management internally manages the business.
c.	The effects of depreciation are excluded because these charges are non-cash and we believe such exclusion facilitates investors’ ability to more accurately compare our operating results to those of our peer companies.
d.	The effects of amortization of the intangible assets are excluded because these charges are non-cash and we believe such exclusion facilitates investors’ ability to more accurately compare our operating results to those of our peer companies.
e.	The effects of reorganization expense are excluded because these charges are not reflective of ongoing operations.
f.	The change in fair value of contingent consideration is excluded because it represents the value of future payment obligations in accordance with the Iroko Product acquisition
g.	The effects of non-cash employee stock-based compensation are excluded because of varying available valuation methodologies and subjective assumptions. We believe this is a useful measure for investors because such exclusion facilitates comparison to peer companies who also provide similar non-GAAP disclosures and is reflective of how management internally manages the business.
h.	The fair value markup of inventory is excluded because these charges are non-recurring items not reflective of ongoing operations.
i.	The effects of restructuring expense are excluded because these charges are not reflective of ongoing operations.
j.	Other (gain) loss is excluded because it is a non-operating item and we believe this is a useful measure for investors because such exclusion facilitates comparison to peer companies who also provide similar non-GAAP disclosures and is reflective of how management internally manages the business.